Exhibit 10.2

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PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Purchase and Sale Agreement”) is made and entered into as of August 10, 2006 (the “Effective Date”), by and between Whitebox Advisors, LLC, a Delaware limited liability company, Whitebox Intermarket Partners LP, a British Virgin Islands limited partnership, Whitebox Diversified Convertible Arbitrage Partners, LP, a Cayman Islands limited partnership, Whitebox Convertible Arbitrage Partners, LP, a British Virgin Islands limited partnership, Pandora Select Partners, LP, a British Virgin Islands limited partnership, Guggenheim Portfolio XXXI, LLC, a Delaware limited liability company and HFR RVA Combined Master Trust, a Bermuda unit trust, and their affiliates (each a “Seller” and together “Sellers”); and Richardson Electronics, Ltd., a Delaware corporation, or its designee (“Purchaser,” and together with Sellers, the “Parties”). Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in that certain Indenture (the “Indenture”), dated as of November 21, 2005, by and among Purchaser, Law Debenture Trust Company of New York, a New York banking corporation, as Trustee (the “Trustee”) and J.P. Morgan Trust Company, National Association, a national banking association, as Registrar, Paying Agent and Conversion Agent.

WITNESSETH:

WHEREAS, pursuant to that certain Securities Purchase and Sale Agreement (the “Securities Purchase and Sale Agreement”) dated as of November 21, 2005, by and among Purchaser and the Buyers (as defined therein), Purchaser issued $25,000,000 in aggregate principal amount of 8.0% Convertible Senior Subordinated Notes due 2011 (the “Notes”);

WHEREAS, the Notes are governed by the terms of the Indenture;

WHEREAS, Sellers originally purchased and collectively are currently the beneficial owners of $8,000,000 in aggregate principal amount of the Notes (the “Whitebox Notes”); and

WHEREAS, Sellers desire to sell the Whitebox Notes to Purchaser upon the terms and conditions stated herein (the “Transaction”).

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.     Transaction. The Transaction shall be consummated 120 days from the Effective Date or such earlier date as may be requested by Buyer upon 10 days written notice to Sellers of such earlier date (the “Closing Date”). On the Closing Date, Purchaser shall pay the Closing Payment (as defined below) to Sellers and Sellers shall transfer and assign the Whitebox Notes to Purchaser.

2.     Encumbrances. The Whitebox Notes shall be transferred to Purchaser free and clear of any and all deficiencies in ownership, including but not limited to encumbrances, charges, claims, liens, pledges and security interests.

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3.     Consideration for Purchase and Forbearance. The total consideration (the “Consideration”) payable by Purchaser to Sellers in exchange for the Whitebox Notes and the Forbearance (as defined below) shall be the aggregate sum of $8,840,000, plus accrued interest at 8% as provided in Section 2.02 of the Indenture through the Closing Date, payable as follows:

a.	Execution Payment. Purchaser shall pay the sum of $240,000 (the “Execution Payment”) to Sellers upon the execution of this Purchase and Sale Agreement.

b.

Closing Payment. Purchaser shall pay the sum of $8,600,000, plus accrued interest at 8% as provided in Section 2.02 of the Indenture through the Closing Date and Sellers’ expenses and fees, as stated on an invoice provided to Purchaser prior to the Execution Date (the “Closing Payment”) to Sellers upon consummation of the Transaction in accordance with the terms of this Purchase and Sale Agreement.

The Execution Payment, Closing Payment and Waiver Fee (as defined below) will be paid to each Seller in the amounts listed by such Seller’s name in the attached Schedule 1.

4.     Forbearance. In consideration of the payments described in Paragraph 3 above, each Seller agrees to permanently forebear from asserting any breaches, defaults, events of default, or right to acceleration or taking any other action seeking damages or repayment with respect to the Notes, the Indenture governing the Notes, the Securities Purchase and Sale Agreement through which the Notes were originally issued, or any related document (the “Forbearance”). The Forbearance shall expressly include any directions to the Trustee under the Indenture governing the Notes to assert any breach, default, event of default or right to acceleration.

5.     Confidentiality. Each Party agrees to treat as confidential and not to disclose either the negotiation or existence of this Purchase and Sale Agreement; except to each Party’s agents that have need to know and have confidentiality obligations to such party and except by Sellers as may be required by law, rule or regulation; provided, however, that Purchaser will disclose publicly through a Form 8-K or other report filed with the Securities and Exchange Commission (the “SEC”) all material information Purchaser deems required or desirable to be disclosed. Purchaser will disclose the existence and material terms of this Purchase and Sale Agreement no later than four (4) business days after the Effective Date.

6.     No Other Purchaser Securities. Each Seller represents that the Notes are the only Purchaser securities held by it or its affiliates and covenants and agrees that from the date of the Purchase and Sale Agreement until the one year anniversary of the Closing Date i) except pursuant to the Purchase and Sale Agreement, it, and its affiliates shall not sell any convertible securities issued by Purchaser (i.e., its 8% Notes and/or its 7¾% Notes due 2011) (“Convertible Securities”); and ii) it, and its affiliates, shall not purchase any Convertible Securities except to close any currently existing short positions; provided that, in the event that any Seller or its affiliates becomes a holder of any such Convertible Securities inadvertently, Sellers shall provide written notice to Purchaser of such holdings, shall use commercially reasonable efforts to promptly liquidate its position in such Convertible Securities and for the period of time it remains a holder such Seller shall not assert any breaches, defaults, acceleration or events of default or the taking of any other action seeking repayment with respect to the Convertible Securities, the indentures governing such Convertible

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Securities or any related documents, and shall cause its affiliates to take or refrain from taking (as the case may be) all of the foregoing actions. For any time after the one year anniversary of the Closing Date, Sellers, and their affiliates, shall not be restricted from holding Convertible Securities; provided that, for the period of time they (or any of their affiliates) hold any Convertible Securities, no Seller shall assert any breaches, defaults, acceleration or events of default or take any other action seeking penalties, damages or repayment with respect to the Convertible Securities, the indentures governing such Convertible Securities or any related documents and shall vote its interest in such purchaser securities in favor of a waiver of any such alleged breach, default, acceleration or event of default, and shall cause its affiliates to take or refrain from taking (as the case may be) all of the foregoing actions. The foregoing covenants shall not apply to any breach, default, acceleration or event of default based upon (i) any of the following Events of Default under Section 6.01 in the Indenture:

•	(1) (default on interest),
•	(2) (default on principal),
•	(3) (failure to convert),
•	(4) (failure to repurchase),
•	(7) (failure to issue Additional Shares),
•	(10) (bankruptcy),
•	(13) (bankruptcy), or
•	(14) (failure to repurchase),

or (ii) any of the following Events of Default under Section 6.01 in the indenture for Purchaser’s 7¾% Convertible Senior Subordinated Notes due 2011:

•	(1) (default on interest),
•	(2) (default on principal),
•	(3) (failure to convert),
•	(4) (failure to repurchase),
•	(9) (bankruptcy), or
•	(10) (bankruptcy).

For purposes of this Purchase and Sale Agreement, “affiliates” means any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any of the Sellers.

7.     Event Of Default Waiver. If any other holder(s) or the Trustee of the Notes issues a notice of default or acceleration with respect to the Notes, or otherwise seeks the repayment of the Notes after the Execution Date, each Seller shall vote its interests in the Whitebox Notes in favor of a waiver of default and shall otherwise use its best efforts to have any such default or event of default waived within the terms of the Indenture governing the Notes.

8.     Waiver of Defaults, If Any. Each Seller hereby permanently waives any and all breaches, defaults and events of default with respect to the Notes, the Indenture governing the Notes, the Securities Purchase Agreement through which the Notes were originally issued, or any other

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document related to the Notes which shall have been executed as of the Effective Date, and which may arise through the Closing Date (the “Waiver”). In consideration of such Wavier, Purchaser shall pay each Seller 2% of the aggregate principal amount of the Whitebox Notes held by such Seller (or an aggregate of $160,000 to the Sellers) (“Waiver Fee”) upon execution of this Purchase and Sale Agreement. In connection herewith, Sellers agrees to execute the certificate of waiver attached hereto as Exhibit A.

9.     Limitation on Purchaser Representations. Each Seller acknowledges and agrees that, except as expressly set forth in Paragraph 13 below, Purchaser makes no representations or warranties of any kind. Each Seller acknowledges and agrees that as of the Effective Date, the Closing Date, or any other date subsequent to the Effective Date of this Purchase and Sale Agreement, Purchaser may be in possession of material nonpublic information, and the Sellers expressly waives any and all remedies regarding Purchaser’s possession of material nonpublic information as such relates to this Purchase and Sale Agreement and the transactions contemplated thereby.

10.  Remedies. If any of the Parties fails, neglects or refuses to fulfill its obligations hereunder in accordance, the Parties shall be entitled to seek specific performance, damages and any other rights or remedies allowed by law.

11.  Costs. Purchaser and Sellers shall pay their own respective costs and expenses incidental to this Purchase and Sale Agreement and the transactions contemplated hereby, except for those fees and expenses covered under Paragraph 3.b above.

12.  Sellers’ Representations. In order to induce Purchaser to enter into this Purchase and Sale Agreement, each Seller makes the following representations and warranties, each of which representations and warranties is true and correct on the date hereof and shall be true and correct as of the Closing, if any:

a.	Seller is duly organized, validly existing and in good standing in the jurisdictions referenced in the preamble to this Purchase and Sale Agreement.

b.	Seller is duly authorized to execute, deliver and perform this Purchase and Sale Agreement and all documents and instruments and transactions contemplated hereby or incidental hereto.

c.

Seller (or Seller’s respective authorized representative) is a “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and has evaluated the merits and risks of entering into this Purchase and Sale Agreement, without reliance upon any statements from representatives of the Purchaser other than the Purchaser’s representations and warranties contained in Paragraphs 9 and 13 and based on such information as Sellers have deemed appropriate, and made its own analysis and decision to enter into this Purchase and Sale Agreement in light of these risks and uncertainties. Sellers have had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in this Purchase and Sale Agreement and the terms hereof and to make an informed decision with respect to

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entering into this Purchase and Sale Agreement.  Sellers acknowledge that the Purchaser is relying on the truth and accuracy of the foregoing representations and warranties in entering into this Purchase and Sale Agreement.

d.

Seller is the sole legal and beneficial owner of and has good and valid title to the Whitebox Notes in the amount listed by such Seller’s name in the attached Schedule 1, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto, except the Notes may be held by the Seller’s prime broker on behalf of the Seller in street name.  Sellers have not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of its Whitebox Notes, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Whitebox Notes.

13.  Purchaser’s Representations. In order to induce Sellers to enter into this Purchase and Sale Agreement, Purchaser makes the following representations and warranties, each of which representations and warranties is true and correct on the date hereof and shall be true and correct as of the Closing, if any:

a.	Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

b.	Purchaser is duly authorized to execute, deliver and perform this Purchase and Sale Agreement and all documents and instruments and transactions contemplated hereby or incidental hereto.

14.  Binding Agreement. This Purchase and Sale Agreement shall be binding on and shall inure to the benefit of the Parties and to their respective heirs, administrators, executors, personal representatives, successors and assigns.

15.  Assignment. Sellers may not assign their rights and interests hereunder without the prior written consent of Purchaser. Purchaser may not assign its rights and interests hereunder without the prior written consent of Sellers, provided, however, that the Purchaser may assign its right to purchase the Whitebox Notes hereunder without the prior written consent of the Sellers.

16.  Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Purchase and Sale Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any

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provision of this Purchase and Sale Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

17.  Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given on the date such notice is delivered personally or sent by registered or certified mail (postage pre-paid) or sent by facsimile, and addressed as set forth below:

a.	If to Purchaser:

Richardson Electronics, Ltd.

40W267 Keslinger Road

LaFox, Illinois 60147-0393

Telephone:	(630) 208-2200
Facsimile:	(630) 208-2950
Attention:	Legal Department

with a copy to:

Bryan Cave LLP

One Metropolitan Square

211 North Broadway, Suite 3600

St. Louis, Missouri 63102-2750

Telephone:	(314) 259-2000
Facsimile:	(314) 259-2020
Attention:	Brendan Johnson, Esq.

b.	If to Sellers:

Whitebox Advisors, LLC

3033 Excelsior Boulevard, Suite 300

Minneapolis, MN 55416

Telephone:	(612) 253-6001
Facsimile:	(612) 253-6151
Attention:	Legal Department

with a copy to:

Anthony, Ostlund & Baer, P.A.
90 South Seventh Street
3600 Wells Faro Building
Minneapolis, MN 55402
Attn: Jeff Ross

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Each of the Parties may change the address to which notices are to be addressed by giving the other Parties notice in the manner herein set forth.

18.   Entire Agreement. This Purchase and Sale Agreement constitutes the entire undertaking between the Parties, and supersedes any and all prior agreements, arrangements and understandings between the Parties. This Purchase and Sale Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any such change is sought.

19.  Governing Law, Etc. This Purchase and Sale Agreement shall be governed by, and construed and enforced in all respects in accordance with, the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State, without giving effect to its conflicts of laws principles or rules. Whenever possible, each provision of this Purchase and Sale Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Purchase and Sale Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Purchase and Sale Agreement.

20.  Severability. If any of the provisions of this Purchase and Sale Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate this entire Purchase and Sale Agreement. Instead, this Purchase and Sale Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Purchase and Sale Agreement at the time of execution of this Purchase and Sale Agreement.

21.  Further Assurances. From time to time, as and when requested by any of the Parties, each of the Parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such requesting Party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Purchase and Sale Agreement, including, but not limited to additional documentation as may be requested by the Trustee in connection with the delivery to the Trustee of the waiver that is attached hereto as Exhibit A.

22.  Counterparts. This Purchase and Sale Agreement may be executed in two or more counterparts, each of which shall constitute an original.

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               IN WITNESS WHEREOF the parties hereto have executed and delivered this Purchase and Sale Agreement the day and year first above mentioned.

Purchaser: RICHARDSON ELECTRONICS, LTD. By: /s/ Edward J. Richardson Name: Edward J. Richardson Title: Chairman of the Board & Chief Executive Officer	Sellers: Whitebox Advisors, LLC By: /s/ Andrew Redleaf Name: Andrew Redleaf Title: Managing Member of the General Partner
Whitebox Intermarket Partners LP Whitebox Intermarket Advisors, LLC Whitebox Advisors, LLC By: /s/ Andrew Redleaf Name: Andrew Redleaf Title: Managing Member of the General Partner

Whitebox Diversified Convertible Arbitrage Partners, LP

Whitebox Diversified Convertible Arbitrage Advisors, LLC

Whitebox Advisors, LLC

By:       /s/ Andrew Redleaf

Name: Andrew Redleaf

Title: Managing Member of the General Partner

Whitebox Convertible Arbitrage Partners, LP

Whitebox Convertible ArbitragE Advisors, LLC

Whitebox Advisors, LLC

By:       /s/ Andrew Redleaf

Name: Andrew Redleaf

Title: Managing Member of the General Partner

Pandora Select Partners, LP Pandora Select Advisors, LLC Whitebox Advisors, LLC By: /s/ Andrew Redleaf Name: Andrew Redleaf Title: Managing Member of the General Partner

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Guggenheim Portfolio XXXI, LLC Guggenheim Advisors, LLC Whitebox Advisors, LLC By: /s/ Andrew Redleaf Name: Andrew Redleaf Title: Managing Member of the General Partner
HFR RVA Combined Master Trust HFR ASSET MANAGEMENT LLC Whitebox Advisors, LLC By: /s/ Andrew Redleaf Name: Andrew Redleaf Title: Managing Member of the General Partner